EXHIBIT 99.1


          Quaker Announces Sourcing and Distribution Deal with Daewoo


     FALL RIVER, Mass.--(BUSINESS WIRE)--Feb. 15, 2006--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today announced the signing of a sourcing and distribution agreement with Daewoo International, a Korean manufacturer of velvet and microdenier sueded fabrics for the furniture industry.
     "This deal augments the much broader strategic agreement we signed last month with Hangzhou Zhongwang in China and represents another step in our overall strategy to generate incremental sales by putting a limited number of complementary offshore sourcing programs in place. Teaming up with Daewoo is important to us because, for the past several years, imported leather and microdenier sueded products have been costing us substantial sales and share in the domestic market. This is our chance to recapture at least a portion of that business by merging our domestic and international distribution capabilities with Daewoo's production capacity and manufacturing expertise in the velvet and microdenier suede categories - which we cannot do from our Fall River, Massachusetts base," commented Larry A. Liebenow, Quaker's President and CEO.
     "At the same time we are committed to strengthening and growing the business we generate out of our Fall River production facilities and we are continuing to design lots of fabrics for the domestic and international residential markets with that in mind. We have also launched a number of initiatives, such as our new outdoor fabric and contract furniture programs, which are intended to build our revenues by leveraging our technological expertise to expand the markets we serve," Mr. Liebenow added.

     Quaker Fabric Corporation is a leading manufacturer of woven upholstery fabrics for furniture markets in the United States and abroad, and the largest producer of Jacquard upholstery fabric in the world.

     THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THE LEVEL OF CUSTOMER DEMAND FOR THE COMPANY'S PRODUCTS, HIGHER THAN ANTICIPATED COSTS, ANY INTERRUPTION IN THE SUPPLY OF RAW MATERIALS USED BY THE COMPANY AND LOWER THAN ANTICIPATED PRODUCTION RATES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2004 FORM 10-K.


    CONTACT: Quaker Fabric
             Larry A. Liebenow, 508-646-2264
             or
             Paul J. Kelly, 508-646-2251
             or
             Cynthia L. Gordan, 508-646-2261